Exhibit 16.1

[HAYS & COMPANY LLP LETTERHEAD]

August 11, 2009

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Nile Therapeutics Inc.’s statements included under Item 4.01 of its Form 8-K filed on August 11, 2009, and we agree with such statements concerning our firm.

Very truly yours,

/s/ Hays & Company LLP
Hays & Company LLP